EXHIBIT 29

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 12, 2021

AMR ASSOCIATES, L.P.

By:	2012 Helen R. Butler Trust U/A/D June 22, 2012, General Partner

By:	/s/ Helen R. Butler
Helen R. Butler Trustee

REPORTING INDIVIDUALS

/s/ Helen R. Butler
Name: Helen R. Butler on behalf of herself and as:

Attorney-in-Fact for Alfred M. Rankin, Jr.*

Attorney-in-Fact for Clara T. Rankin Williams*

Attorney-in-Fact for CRW 2020 GST Trust for Margo J.V. Williams*

Attorney-in-Fact for CRW 2020 GST Trust for Helen C. Williams*

Attorney-in-Fact for HRB 2020 GST Trust for Clara R. Butler*

Attorney-in-Fact for HRB 2020 GST Trust for Griffin B. Butler*

*

The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 1 to the Schedule 13D filed on March 10, 2017, at page 28.